Exhibit 10.1

INVESTMENT AGREEMENT

AMONG

BIONIK LABORATORIES INC.

AND

BIONIK ACQUISITION INC.

AND

BIONIK LABORATORIES CORP. (FORMERLY KNOWN AS DRYWAVE TECHNOLOGIES, INC.)

February 26, 2015

TABLE OF CONTENTS

Article 1 INTERPRETATION		2

1.1	Definitions	2

1.2	Interpretation Not Affected by Headings, etc.	4

1.3	Number, etc.	4

1.4	Date for Any Action	4

1.5	Currency	4

1.6	Knowledge	4

1.7	Meanings	4

Article 2 PURCHASED SHARE SUBSCRIPTION, LOAN AND ISSUANCE OF PROMISSORY NOTE		4

2.1	Subscription for Purchased Shares	4

2.2	Loan and Issuance of Promissory Note	5

2.3	Closing	5

2.4	Closing Conditions and Deliveries	5

Article 3 COVENANTS		6

3.1	Covenants of Bionik US	6

3.2	Covenants of Bionik Canada	7

Article 4 REPRESENTATIONS AND WARRANTIES		7

4.1	Representations and Warranties of Bionik US and Purchaser	7

4.2	Representations and Warranties of Bionik Canada	21

Article 5 RESALE RESTRICTIONS		21

5.1	Acknowledgement	21

5.2	Legend	21

Article 6 USE OF PERSONAL INFORMATION		22

6.1	Acknowledgment	22

6.2	Personal Information	22

6.3	Notification	22

Article 7 NOTICES		23

7.1	Notices	23

Article 8 GENERAL		24

8.1	Binding Effect	24

8.2	Waiver and Modification	24

8.3	Assignment	24

8.4	Costs	25

8.5	Time of Essence	25

8.6	Survival	25

8.7	Governing Law	25

8.8	Severability	25

8.9	Further Assurances	25

8.10	Counterparts and Facsimile Copies	26

- ii -

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT made as of the 26th day of February, 2015.

AMONG:

BIONIK LABORATORIES INC., a corporation incorporated

under the laws of Canada (hereinafter called “Bionik Canada”)

OF THE FIRST PART

- and -

BIONIK ACQUISITION INC., a corporation incorporated under
the laws of Canada (hereinafter called the “Purchaser”)

OF THE SECOND PART

- and -

BIONIK LABORATORIES CORP. (formerly known as
Drywave Technologies, Inc.), a corporation incorporated under the laws of the State of Delaware (hereinafter called “Bionik US”)

OF THE THIRD PART

WHEREAS using the net proceeds from the Unit Offering (as defined below), Bionik US wishes, indirectly through the Purchaser, its wholly-owned subsidiary, to (i) subscribe for and purchase from Bionik Canada, 100 Class 1 common shares of Bionik Canada (the “Purchased Shares”), representing 100% of the Class 1 common shares of Bionik Canada, at a purchase price of $1.00 per Purchased Share, and (ii) loan $0.00 to Bionik Canada in exchange for a non-interest bearing promissory note of Bionik Canada payable on demand in an equivalent principal amount (the “Promissory Note”);

AND WHEREAS the Purchased Shares and the transactions contemplated hereby are part of a larger group of transactions, including a private placement offering of a minimum of 7,500,000 units and a maximum of 16,000,000 units of Bionik US for gross proceeds of not less than US$6,000,000 and not more than US$12,800,000 (each unit consisting of one (1) share of common stock of Bionik US (“Bionik US Shares”) and one (1) warrant to purchase one (1) Bionik US Share (the “Unit Offering”) and a Reverse Takeover (as defined below) of Bionik US by the shareholders of Bionik Canada, all as described in that Confidential Private Placement Memorandum of Bionik US, dated September 10, 2014, as supplemented by that Supplement No. 1 dated January 16, 2015, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Memorandum”);

AND WHEREAS in order to effect the Reverse Takeover, an amendment to the articles of Bionik Canada will be filed immediately prior to the Closing (as defined below), pursuant to which a reorganization of the capital of Bionik Canada will be effected, which will consist of (A) the removal of the restrictions on the transfer of securities of Bionik Canada (B) the creation of an unlimited number of shares of a new class of shares exchangeable on a one-for-one basis (the “Exchangeable Shares”) at any time at the option of the holder of the Exchangeable Shares into Bionik US Shares, (C) changing all the issued and outstanding common shares of Bionik Canada into Exchangeable Shares on the basis of 3.14576 Bionik US Shares for each Bionik Canada common share, and thereafter cancelling the unissued common shares and (D) creating a new class of Class 1 common shares (collectively, the (“Articles of Amendment”);

AND WHEREAS upon Closing existing shareholders of Bionik Canada will receive Exchangeable Shares which will represent the right to receive for each Exchangeable Share one Bionik US Share, resulting in an aggregate of not less than 50,000,000 Bionik US Shares and Bionik Canada will indirectly be acquired by Bionik US (the “Reverse Takeover”);

AND WHEREAS as a result of the Reverse Takeover, the shareholders of Bionik Canada will collectively through a special voting share of Bionik US (the “Special Voting Share”) become the beneficial holders of the majority voting rights of Bionik US;

AND WHEREAS the parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the proposed Reverse Takeover;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the above premises and of the covenants, agreements, representations and warranties hereinafter contained, the parties hereto agree as follows:

Article 1
INTERPRETATION

1.1	Definitions

In this Agreement, unless there is something in the context or subject matter inconsistent therewith, the following defined terms shall have the meanings hereinafter set forth:

“Agreement”, “this Agreement”, “herein”, “hereby”, “hereof”, “hereunder” and similar expressions mean or refer to this agreement and any amendments hereto.

“associate” and “affiliate” have the respective meanings ascribed thereto in the Securities Act (Ontario).

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than Bionik US and any subsidiary of Bionik US.

“Bionik US Special Voting Share” means the special voting share in the capital of Bionik US which entitles the holder of record to a number of votes at meetings of holders of Bionik US Shares equal to the number of Exchangeable Shares outstanding from time to time (excluding Exchangeable Shares held by Bionik US and any subsidiary of Bionik US), which share is to be issued to and voted by, the Trustee as described in the Voting and Exchange Trust Agreement.

“Business Day” means any day other than a Saturday or Sunday or a day when banks in the City of Toronto are not generally open for business.

“Closing” means the completion of the Reverse Takeover and all of the transactions contemplated hereby.

“Closing Date” means the date of the Closing, which shall be February 26, 2015 or such other date as the parties hereto may collectively agree, acting reasonably, and in any event not later than February 27, 2015.

“misrepresentation”, “material fact” and “material change” have the respective meanings ascribed thereto in the Securities Act (Ontario).

“Material Adverse Change” or “Material Adverse Effect” with respect to Bionik US or the Purchaser, as the case may be, means any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), event, occurrence, state of facts, violation, inaccuracy, circumstance or effect that, individually or in the aggregate, is, or would reasonably be expected to be, material and adverse to the business, assets (including intangible assets), liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), obligations (whether absolute, accrued, conditional or otherwise), capitalization, ownership, financial condition or results of operations of Bionik US or the Purchaser, as the case may be, on a consolidated basis.

“Material Agreements” means collectively, the Registration Rights Agreement, the Support Agreement and the Voting and Exchange Trust Agreement.

“Person” shall be broadly interpreted and shall include any individual, corporation, partnership, joint venture, association, trust or other legal entity.

“Registration Rights Agreement” means the registration rights agreement dated February 26, 2015 among Bionik Canada and certain holders of Exchangeable Shares, as the same will be novated to Bionik US on or subsequent to the date hereof.

“Support Agreement” means the support agreement dated February 26, 2015 among Bionik Canada, Bionik US and Purchaser.

“Trustee” means Computershare Trust Company of Canada and, subject to the provisions of the Voting and Exchange Trust Agreement, includes any successor trustee.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement dated February 26, 2015 among Bionik US, Bionik Canada and Computershare Trust Company of Canada in connection with, among other things, the creation of a trust for the benefit for the registered holders of the Exchangeable Shares (other than Bionik US or any subsidiary thereof).

1.2	Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles, sections and subsections is for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “herein”, and “hereunder” and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any Agreement or instrument supplementary or ancillary hereto.

1.3	Number, etc.

Words importing the singular number shall include the plural and vice versa, words importing the use of any gender shall include all genders and words importing persons shall include firms and corporations and vice versa.

1.4	Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of the United States, unless otherwise indicated.

1.6	Knowledge

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of Bionik US or the Purchaser, as applicable, it shall be deemed to refer to the actual knowledge after having made due inquiry of the officers of the particular company.

1.7	Meanings

Unless otherwise specifically indicated or the context otherwise requires “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”.

Article 2
PURCHASED SHARE SUBSCRIPTION, LOAN AND
ISSUANCE OF PROMISSORY NOTE

2.1	Subscription for Purchased Shares

At the Closing, Bionik Canada shall issue and sell to the Purchaser on a private placement basis, and the Purchaser shall purchase from Bionik Canada, 100 Purchased Shares at a price of $1.00 per Purchased Share for an aggregate purchase price of $100.00 (the “Subscription Proceeds”).

2.2	Loan and Issuance of Promissory Note

At the Closing, the Purchaser shall loan to Bionik Canada the sum of $0.00 in consideration of the issue by Bionik Canada to the Purchaser of the Promissory Note.

2.3	Closing

The Closing shall take place at the offices of Bionik Canada’s legal counsel in Toronto, Ontario on the Closing Date.

2.4	Closing Conditions and Deliveries

Upon the mutual satisfaction of the conditions in this Section 2.4, at the Closing:

(a)	the Purchaser shall pay the Subscription Proceeds for the Purchased Shares by delivery to Bionik Canada of a certified cheque, bank draft or wire transfer of immediately available funds in the amount of the Subscription Proceeds;

(b)	the Purchaser shall advance the loan by delivery to Bionik Canada of a certified cheque, bank draft or wire transfer of immediately available funds;

(c)	Bionik Canada shall issue and deliver to the Purchaser a certificate(s) registered to the Purchaser representing the Purchased Shares;

(d)	Bionik Canada shall issue and deliver to the Purchaser the Promissory Note;

(e)	Bionik Canada shall deliver to the Purchaser a certificate of status (or equivalent) of Bionik Canada dated no earlier than the Business Day immediately preceding the Closing Date;

(f)	each of the Material Agreements shall have been duly executed and delivered by Bionik US and the Purchaser, as applicable, and shall be legally valid and binding and enforceable against each of them, as applicable, in accordance with their terms;

(g)	the representations and warranties of Bionik US and the Purchaser contained in this Agreement and the Material Agreements, as applicable, shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties had been made at and as of such time, other than in respect of representations and warranties qualified by materiality which representations and warranties shall be true and correct in all respects;

(h)	Bionik US and the Purchaser have performed, fulfilled or complied with, in all material respects, all of their obligations, covenants and agreements contained in this Agreement and the Material Agreements, as applicable, to be fulfilled or complied with by them at or prior to the Closing;

(i)	the representations and warranties of Bionik Canada contained in this Agreement and the Material Agreement, as applicable, shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties had been made at and as of such time, other than in respect of representations and warranties qualified by materiality which representations and warranties shall be true and correct in all respects;

(j)	Bionik Canada has performed, fulfilled or complied with, in all material respects, all of its obligations, covenants and agreements contained in this Agreement and the Material Agreements, as applicable, to be fulfilled or complied with by it at or prior to the Closing; and

(k)	each of the Parties having properly completed, signed and delivered any further documentation as required under applicable securities legislation or other regulatory authority.

Article 3
COVENANTS

3.1	Covenants of Bionik US

(a)	At or prior to the Closing, Bionik US shall have taken all necessary steps to create and issue and shall issue to the Trustee the Bionik US Special Voting Share (and shall deliver the certificate representing such share to the Trustee) to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of the Voting and Exchange Trust Agreement.

(b)	Bionik US covenants that the registration statement or prospectus to be filed within 180 days of the Closing covering some or all of the Bionik US Shares to be issued upon the redemption, retraction, exercise, exchange or conversion of the Exchangeable Shares, and all information incorporated by reference therein shall constitutes full, true and plain disclosure of all material facts relating to the Bionik US Shares and Bionik US, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. No fact or information shall be omitted from such disclosure which shall be required to be stated in such disclosure or is necessary to make the statement or information contained in such disclosure not misleading in light of the circumstances under which they are to be made. Any such documents shall comply as at the date of such documents with all applicable securities laws, rules, regulations and instruments.

(c)	On or prior to the date hereof, (i) Bionik US, Brian Ray and John Lundgreen shall execute and deliver or shall have executed and delivered the Spin-Off Agreement (the “Spin-Off Agreement”), pursuant to which Bionik US shall assign all of the issued and outstanding capital stock of Strategic Dental Alliance Inc., a Colorado corporation and a wholly-owned subsidiary of Bionik US (the “Spin-Off Subsidiary”), together with all of the business, operations, assets, and goodwill of the Spin-Off Subsidiary (other than cash and cash equivalents) and certain liabilities, in exchange for an indemnity from Brian Ray and John Lundgreen against claims by any Persons arising in connection with such business, operation, employment matters, warranties or otherwise (the “Spin-Off”) and (ii) Bionik US and Tungsten 74 LLC shall execute and deliver or shall have executed and delivered the Assignment and Assumption Agreement pursuant to which Tungsten 74 LLC assumed all remaining liabilities of Bionik US through the date hereof (the “Assignment”).

(d)	Prior to the Closing, Bionik US shall (i) loan $0.00, representing a portion of the net proceeds from the Unit Offering, to the Purchaser in exchange for a non-interest bearing promissory note of the Purchaser in an equivalent principal amount (the “Bionik US Loan”), and (ii) subscribe for common stock of the Purchaser using the balance of the net proceeds from the Unit Offering in an amount equal to the Subscription Proceeds. At or prior to the Closing, Bionik US shall cause the Purchaser to (i) provide a loan to Bionik Canada in an amount equal to the Bionik US Loan in exchange for the Promissory Note, and (ii) subscribe for the Purchased Shares at a price of $1.00 per Purchased Share for a total subscription price of $100.00.

3.2	Covenants of Bionik Canada

(a)	On or prior to one (1) Business Day before the Closing Date, Bionik Canada shall have filed the Articles of Amendment with Industry Canada.

Article 4
REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of Bionik US and Purchaser

Bionik US and Purchaser, jointly and severally, represent and warrant to and in favour of Bionik Canada as follows, and acknowledge that Bionik Canada is relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)	The Purchaser and Bionik US are aware that an investment in Bionik Canada involves a significant degree of risk, involving a number of very significant risks and has carefully read and considered the matters set forth in the Memorandum.

(b)	None of the Purchased Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Purchased Shares are intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and/or the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Agreement.

(c)	Prior to the execution of this Agreement, the Purchaser and Bionik US, and their respective attorneys, accountants, purchaser representatives and/or tax advisers, if any (collectively, the “Advisers”), have received the Memorandum and all other documents requested by the Purchaser and Bionik US, have carefully reviewed them and understand the information contained therein.

(d)	Neither the Securities and Exchange Commission nor any state or provincial securities commission or other regulatory authority has approved the Purchased Shares, or passed upon or endorsed the merits of the offering of the Purchased Shares, or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any federal, state or other regulatory authority.

(e)	All documents, records, and books pertaining to the investment in the Purchased Shares have been made available for inspection by the Purchaser, Bionik US and their respective Advisers, if any.

(f)	The Purchaser, Bionik US and their respective Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Bionik Canada concerning the Purchased Shares, the business and financial condition of Bionik Canada, and all such questions have been answered to the full satisfaction of the Purchaser and their respective Advisers, if any.

(g)	The Purchaser and Bionik US are each unaware of, are in no way relying on, and did not become aware of the offering of the Purchased Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the offering and sale of the Purchased Shares and are not subscribing for the Purchased Shares and did not become aware of the offering of the Purchased Shares through or as a result of any seminar or meeting to which the Purchaser or Bionik US were invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

(h)	Neither the Purchaser nor Bionik US is relying on Bionik Canada or any of its employees, agents, lawyers or advisers with respect to the legal, tax, economic and related considerations of an investment in the Purchased Shares, and the Purchaser and Bionik US have each relied on the advice of, or have consulted with, only their own advisers.

(i)	The Purchaser and Bionik US, directly and indirectly, as the case may be, are acquiring the Purchased Shares solely for their own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part. The Purchaser and Bionik US have no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Purchased Shares, directly and indirectly, as the case may be, and the Purchaser and Bionik US have no plans to enter into any such agreement or arrangement.

(j)	The Purchaser and indirectly Bionik US must bear the substantial economic risks of the investment in the Purchased Shares indefinitely because none of them may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

(k)	The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, the consummation of the transactions contemplated hereby and the entering into of this Agreement and the Material Agreements, as applicable, is authorized by, and will not result in a violation of law or its charter, by-laws or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and the Material Agreements and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Purchased Shares, the execution and delivery of this Agreement and the Material Agreements have been duly authorized by all necessary action, this Agreement and the Material Agreements have been duly executed and delivered on behalf of such entity and are legal, valid and binding obligations of such entity. The execution and delivery of this Agreement and the Material Agreements will not violate, conflict or result in a breach of any term of any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(l)	Bionik US and the Purchaser are not insolvent and are able to meet all of their financial liabilities as they become due and no winding-up, liquidation, dissolution or bankruptcy proceedings have been commenced or are being commenced or contemplated by Bionik US or the Purchaser, and other than the Reverse Take Over, no merger, consolidation, amalgamation, sale of all or substantially all of the assets or sale of their respective businesses have been commenced or are being commenced or contemplated by Bionik US or the Purchaser and Bionik US has no knowledge of any such proceedings or transactions having been commenced or being contemplated in respect of Bionik US or the Purchaser by any other party;

(m)	Bionik US and the Purchaser have been conducting their respective businesses and operations and are conducting the Reverse Takeover and Unit Offering in compliance in all material respects with all applicable laws and regulations of each jurisdiction in which they carry on such businesses or operations, and, to the knowledge of Bionik US, there are no facts that would give rise to a notice of material non-compliance with any such laws and regulations.

(n)	The Purchaser and Bionik US are each satisfied that they have received adequate information with respect to all matters which they or their advisers, if any, consider material to the Purchaser’s and Bionik US’s, as the case may be, decision to make this investment.

(o)	The Purchaser and Bionik US each acknowledge that any estimates or forward-looking statements or projections included in the Memorandum were prepared by Bionik Canada in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by Bionik Canada and should not be relied upon.

(p)	The Bionik US Shares have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Bionik US is subject to the periodic reporting requirements of Section 13 of the Exchange Act. Bionik US has made available to Bionik Canada true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act, as such documents have been amended since the time of the filing thereof (collectively, including all forms, reports, schedules, statements, exhibits, and other documents filed by Bionik US therewith, the “SEC Documents”). The SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder.

(q)	Except as otherwise disclosed in the SEC Documents, Bionik US maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that:

(i)	all material information concerning Bionik US is made known on a timely basis to the individuals responsible for the preparation of Bionik US’s filings with the SEC and other public disclosure documents;

(ii)	transactions are executed in accordance with management’s general or specific authorizations;

(iii)	transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles in the United States and to maintain asset accountability;

(iv)	access to assets is permitted only in accordance with management’s general or specific authorization; and

(v)	the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Bionik US has made available to Bionik Canada copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures, if any. The books, records and accounts of Bionik US accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, Bionik US all to the extent required by generally accepted accounting principles in the United States.

(r)	The information and statements in the Memorandum (except information and statements relating solely to Bionik Canada and furnished in writing by Bionik Canada for use therein (“Bionik Canada’s Information”) and statistical, market related data and/or other information that is identified in the Memorandum as being from a third party (the “Third Party Information”)) are true and correct in all material respects and contain no misrepresentation and the Memorandum does not contain any untrue statement of a material fact or omit to state a material fact (except with respect to Bionik Canada’s Information and the Third Party Information) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Memorandum complies with all applicable securities laws.

(s)	The Chief Executive Officer and the Chief Financial Officer of Bionik US has signed, and Bionik US has filed with or furnished to the Securities and Exchange Commission (the “SEC”), as the case may be, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Bionik US nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(t)	Bionik US has heretofore made available to Bionik Canada complete and correct copies of all certifications filed with or furnished to the SEC, as the case may be, pursuant to Sections 302 and 906 of Sarbanes-Oxley Act of 2002 and hereby reaffirms, represents and warrants to Bionik Canada the matters and statements made in such certificates.

(u)	At the date hereof:

(i)	each of the Bionik US Shares is eligible to trade and be quoted on, and is quoted on, the over-the-counter Bulletin Board market, and/or the OTCQB market and/or OTCQX market and/or the OTCPink market (the “OTCBB”) and has received no notice or other communication indicating that such eligibility is subject to challenge or review by the any applicable regulatory agency, electronic market administrator, or exchange;

(ii)	Bionik US has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC;

(iii)	Bionik US has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the Bionik US Shares for quotation on the OTCBB; and

(iv)	the Bionik US Shares are eligible for participation in The Depository Trust Company book entry system.

(v)	Except for the Purchaser, taking into account the Spin-Off, Bionik US has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Bionik US has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the SEC Documents. Bionik US is duly qualified to do business as a foreign corporation in each jurisdiction, if any, for which its activities would require it to be so qualified, and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; Bionik US is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect; Bionik US is not in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its properties or assets may be bound, which violation or default would have a Material Adverse Effect; and Bionik US is not in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over Bionik US or over its properties or assets, which violation would have a Material Adverse Effect. The SEC Documents, as of the dates thereof, accurately describe any corporation, association or other entity owned or controlled, directly or indirectly, by Bionik US. The Purchaser has no assets or liabilities as of the date hereof, was formed for the sole purpose of acquiring the Purchased Shares on behalf of Bionik US and is wholly-owned by Bionik US.

(w)	Bionik US has all requisite power and authority to execute, deliver, and perform this Agreement and the Material Agreements, as applicable. All necessary proceedings of Bionik US have been duly taken to authorize the execution, delivery, and performance of this Agreement and the Material Agreements. This Agreement and the Material Agreements, as applicable, have been duly authorized, executed, and delivered by Bionik US, constitute the legal, valid, and binding obligation of Bionik US, and are enforceable as to Bionik US in accordance with their terms. Except as otherwise set forth in this Agreement and the Material Agreements, as applicable, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Bionik US for the execution, delivery, or performance of this Agreement and the Material Agreements. No consent, approval, authorization or order of, or qualification with, any court, government or governmental agency or body, domestic or foreign, having jurisdiction over Bionik US or over its properties or assets is required for the execution and delivery of this Agreement and the Material Agreements by Bionik US and the consummation by Bionik US of the transactions herein and therein contemplated, except such as may be required under the Securities Act or under state or other securities or blue sky laws, all of which requirements have been, or in accordance therewith will be, satisfied in all material respects. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which Bionik US is a party, or to which its or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement and the Material Agreements, as applicable, by Bionik US; and the execution, delivery, and performance of this Agreement and the Material Agreements, as applicable, by Bionik US will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement and the Material Agreements were executed under, or create any obligation on the part of Bionik US to which it was not subject immediately before this Agreement and the Material Agreements were executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of Bionik US or (if the provisions of this Agreement and the Material Agreements are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, decree, injunction, or writ of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over Bionik US or over its properties or assets.

(x)	There is not any pending or, to the best of Bionik US’s knowledge, threatened, action, suit, claim or proceeding against Bionik US or the Purchaser, or any of Bionik US’s or the Purchaser’s current or past officers or directors or any of the respective properties, assets or rights of Bionik US or the Purchaser, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over Bionik US or the Purchaser or over Bionik US’s or the Purchaser’s current or past officers or directors or the properties of Bionik US or the Purchaser, or otherwise that (i) is reasonably likely to result in any Material Adverse Change, (ii) might prevent consummation of the transactions contemplated by this Agreement, or (iii) alleging violation of any Federal, provincial or state securities laws.

(y)	The authorized and issued and outstanding capital stock of Bionik US and the Purchaser is as set forth in the SEC Documents. Each of such outstanding shares of Bionik US Shares and shares of Purchaser is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any pre-emptive or similar right of stockholders. Except as disclosed in the SEC Documents, (i) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of, or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of, Bionik US or the Purchaser, and (ii) except as described in the SEC Documents, there is outstanding no security or other instrument convertible into or exchangeable for capital stock of Bionik US or the Purchaser. Other than as described in the SEC Documents, Bionik US and the Purchaser have no stock option, stock bonus and other stock plans or arrangements.

(z)	All necessary corporate action has been taken to validly authorize and issue the Bionik US Special Voting Share as fully paid and non-assessable and with of all of the attributes as set out in the Certificate of Designation in Schedule “A” attached hereto, at or prior to the Closing.

(aa)	Until the expiry of the rights to redeem, retract, exercise, exchange or convert the Exchangeable Shares pursuant to their terms, there shall be at all times set aside, reserved, authorized and kept available for issuance that number of authorized but unissued Bionik US Shares as shall, from time to time, be sufficient to permit the redemption, retraction, exercise, exchange or conversion, in accordance with the terms of the Exchangeable Shares, of the rights to redeem, retract, exercise, exchange or convert into Bionik US Shares attaching to all of the Exchangeable Shares then outstanding based on the number of Bionik US Shares issuable on the redemption, retraction, exercise, exchange or conversion of the Exchangeable Shares (including, without limitation, any adjustments required as a result of the terms of Exchangeable Shares).

(bb)	The Bionik US Shares so set aside and reserved are hereby allotted to holders of the Exchangeable Shares who exercise the rights to redeem, retract, exercise, exchange or convert into Bionik US Shares attaching to the Exchangeable Shares in accordance with the terms thereof and, upon redemption, retraction, exercise, exchange or conversion of the Exchangeable Shares in accordance with the terms thereof, the Bionik US Shares to which the holders of the Exchangeable Shares are entitled shall be issued as fully paid and non-assessable.

(cc)	All necessary corporate action has been taken to authorize the issue and sale of, and the delivery of certificates representing, up to 16,000,000 Bionik US Shares and up to 16,000,000 Bionik US warrants to purchase up to 16,000,000 Bionik US Shares in the aggregate and, upon the issue thereof, the Bionik US Shares will be validly issued as fully paid and non-assessable shares, the warrants to purchase Bionik US Shares will be validly issued and, upon payment of the requisite consideration therefor, the underlying Bionik US Shares will be validly issued as fully paid and non-assessable shares.

(dd)	The Unit Offering shall result in net proceeds of a minimum of $6,000,000.

(ee)	The Purchaser is purchasing sufficient Purchased Shares so that the aggregate acquisition cost of the Purchased Shares payable in cash at the Closing is not less than $150,000 and the Purchaser is not a corporation, syndicate, partnership or other form of incorporated or non-incorporated entity or organization created solely to permit the purchase of the Purchased Shares without a prospectus by a group of individuals whose individual share of the aggregate acquisition cost of the Purchased Shares is less than $150,000.

(ff)	The Purchaser is purchasing the Promissory Note for such principal amount so that the aggregate acquisition cost of the Promissory Note payable in cash at the Closing is not less than $150,000 and the Purchaser is not a corporation, syndicate, partnership or other form of incorporated or non-incorporated entity or organization created solely to permit the purchase of the Promissory Note without a prospectus by a group of individuals whose individual share of the aggregate acquisition cost of the Promissory Note is less than $150,000.

(gg)	Cutler & Co., LLC, certified public accountants, examined the financial statements of Bionik US, together with the related schedules and notes, as of December 31, 2013 and for the year then ended, and Ronald R. Chadwick, P.C., certified public accountant, examined the financial statements of Bionik US, together with the related schedules and notes, for the period from January 8, 2010 (inception) through December 31, 2012, and for the years ended December 31, 2010, 2011 and 2012, filed with the SEC as a part of the SEC Documents, are independent accountants within the meaning of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder; and the audited financial statements of Bionik US, together with the related schedules and notes, and the unaudited financial information, forming part of the SEC Documents, fairly present and will fairly present the financial position and the results of operations of Bionik US at the respective dates and for the respective periods to which they apply; and all audited financial statements of Bionik US, together with the related schedules and notes, and the unaudited financial information, filed with the SEC as part of the SEC Documents, complied and will comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect hereto when filed, have been and will be prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC) and fairly present and will fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of Bionik US as at the dates thereof and the results of its operations and cash flows. The procedures pursuant to which the aforementioned financial statements have been audited are compliant with generally accepted auditing standards in the United States. The selected and summary financial and statistical data included in the SEC Documents present and will present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the SEC Documents. The financial statements referred to in this section contain all certifications and statements required under the SEC’s Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C. Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto. Since September 30, 2014 (the “Last Bionik US Financial Statement Date”):

(i)	There has at no time been a Material Adverse Change.

(ii)	Bionik US has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Bionik US.

(iii)	Except as set forth in the SEC Documents, the operations and businesses of Bionik US have been conducted in all respects only in the ordinary course.

Other than a “going concern” qualification in the report of the auditors with respect to the financial statements of Bionik US, there is no fact known to Bionik US which materially adversely affects or in the future (as far as Bionik US can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Bionik US; provided, however, that Bionik US does not express any opinion as to political or economic matters of general applicability. Bionik US has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

(hh)	Subsequent to the respective dates as of which information is given in the SEC Documents, there has not been (i) any Material Adverse Change, (ii) any transaction committed to or consummated that is material to Bionik US, (iii) any obligation, direct or contingent, that is material to Bionik US incurred by Bionik US, except such obligations as have been incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of Bionik US or any subsidiary thereof that is material to Bionik US, (v) any dividend or distribution of any kind declared, paid, or made on the capital stock of Bionik US, or (vi) any loss or damage (whether or not insured) to the property of Bionik US which has a Material Adverse Effect.

(ii)	As of the date hereof and giving effect to the Spin-Off and the Assignment, (A) other than the shares of the Purchaser, neither Bionik US nor the Purchaser shall have any, business operations, direct or indirect, properties or assets and Bionik US and the Purchaser shall be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest and (B) neither Bionik US nor the Purchaser shall be party to any agreements except for this Agreement, the Material Agreements, the assignment and assumption with respect to the Assignment and the Spin-Off Agreement and each shall have been duly authorized, executed and delivered by Bionik US and the Purchaser, as applicable, and each shall be a legal, valid and binding agreement, enforceable against the parties thereto in accordance with their terms.

(jj)	At the Closing and giving effect to the Spin-Off and the Assignment, neither Bionik US nor the Purchaser shall have any liability of any nature, accrued or contingent, direct or indirect, including, without limitation, liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax (“Taxes”), and liabilities to customers, suppliers or finders. Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes, if any, in the financial statements of Bionik US at the Last Bionik US Financial Statement Date (the “Last Bionik US Financial Statements”) are sufficient for all accrued and unpaid Taxes of Bionik US, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Bionik US Financial Statement Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement and the Material Agreements, as applicable, by Bionik US and the Purchaser will not cause any Taxes to be payable or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the non-payment of any Taxes. Bionik US and the Purchaser have filed all federal, state, local, and foreign tax returns required to be filed by them; have made available to Bionik Canada a true and correct copy of each such return which was filed; have paid (or have established on the last balance sheet included in the Last Bionik US Financial Statements a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by them or levied upon them or their properties, assets, income, or franchises which are due and payable; and neither Bionik US nor the Purchaser have received any report as to adjustments from any taxing authority since inception or a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report. Bionik US and the Purchaser have paid all taxes payable thereby due on or prior to the date hereof.

(kk)	Except as disclosed in the SEC Documents, Bionik US and the Purchaser do not have any insurance; Bionik US and the Purchaser have at no time been refused any insurance coverage sought or applied for.

(ll)	(i)	Bionik US and the Purchaser each have no employees.

(ii)	Bionik US and the Purchaser each do not have, or contribute to, and have never maintained or contributed to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of ERISA) or Pension Plan (as defined in ERISA) and Bionik US and the Purchaser each do not have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.

(mm)	Bionik US and the Purchaser have no, and have no rights to use, patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights. Bionik US and the Purchaser have not received any notice of, or have knowledge of, any infringement of or conflict with asserted rights of Bionik US or the Purchaser by others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights; and Bionik US and the Purchaser have not received any notice of, or have no knowledge of, any infringement of, or conflict with, asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights described or referred to in the SEC Documents as owned by or used by them.

(nn)	Bionik US has been advised concerning the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder, and has in the past conducted their affairs in such a manner as to ensure that it is not and will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act and such rules and regulations.

(oo)	(i)	Bionik US and the Purchaser have not, and no person or entity acting on behalf or at the request of Bionik US or the Purchaser has, at any time since their inception (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other applicable jurisdiction.

(ii)	To the best knowledge of Bionik US, no director, officer, agent, employee, or other person associated with, or acting on behalf of, Bionik US and the Purchaser, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. Bionik US’ and the Purchaser’s internal accounting controls and procedures are sufficient to cause Bionik US and the Purchaser to each comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

(iii)	Neither Bionik US nor the Purchaser, nor any officer, director or affiliate of Bionik US or the Purchaser, has been, within the five years ending on the Closing Date, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

(pp)	Neither Bionik US nor the Purchaser have, and no person acting on behalf thereof, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization in violation of law, or manipulation, of the price of Bionik US Shares.

(qq)	Neither Bionik US nor, to the knowledge of Bionik US, any other party thereto is in material default or breach of any contract or agreement of Bionik US and there exists no condition, event or act which, with the giving of notice or lapse of time or both, would constitute a material default or breach under any contract or agreement of Bionik US to which would give rise to a right of termination on the part of any other party to such agreement or contract.

(rr)	Neither the Purchaser nor, to the knowledge of Bionik US, any other party thereto is in material default or breach of any contract or agreement of the Purchaser and there exists no condition, event or act which, with the giving of notice or lapse of time or both, would constitute a material default or breach under any contract or agreement of the Purchaser to which would give rise to a right of termination on the part of any other party to such agreement or contract.

(ss)	Except as set forth in the SEC Documents, (i) Bionik US and the Purchaser are in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) that are applicable to their business, (ii) Bionik US and the Purchaser have not received notice from any governmental authority or third party of an asserted claim under Environmental Laws, (iii) to the best knowledge of Bionik US, Bionik US and the Purchaser are not likely to be required to make future material capital expenditures to comply with Environmental Laws (iv) no property which is owned, leased or occupied by Bionik US or the Purchaser has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law, and (v) Bionik US and the Purchaser are not in violation of any federal or state law or regulation relating to occupational safety or health.

(tt)	As of the date hereof, there are no outstanding loans, advances or guarantees of indebtedness by Bionik US or the Purchaser to, or for the benefit of, any of the officers, directors, or director-nominees of Bionik US and the Purchaser or any of the members of the families of any of them. Any of such loans, advances or guarantees of indebtedness that may be disclosed in the SEC Documents are terminated or assigned in full pursuant to the Spin-Off and the Assignment as of the date hereof.

(uu)	No stockholder of Bionik US has any right to request or require Bionik US to register the sale of any shares owned by such stockholder under the Securities Act on any registration statement, except pursuant to the terms of the Unit Offering and the Registration Rights Agreement.

(vv)	Bionik US and the Purchaser are not a party to a shareholders’ agreement nor to the knowledge of Bionik US, is there any shareholders’ agreement or other contract, which in any manner affects the voting control of any of the securities of Bionik US or the Purchaser.

(ww)	Bionik US and the Purchaser are each in compliance with, and are not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting their properties or the operation of their business, including, without limitation, Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated pursuant thereto or thereunder. Bionik US and the Purchaser are each not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

(xx)	As of the date hereof, Bionik US and the Purchaser are not party to any contract, agreement or arrangement other than this Agreement, the Material Agreements, the assignment and assumption with respect to the Assignment, the Spin-Off Agreement as applicable. Any such other contract, agreement or arrangement that may be disclosed in the SEC Documents are terminated or assigned in full pursuant to the Spin-Off as of the date hereof.

(yy)	No representation or warranty by Bionik US or the Purchaser in this Agreement and the Material Agreements, as applicable, or any document furnished or to be furnished by Bionik US or the Purchaser to Bionik Canada in accordance with this Agreement and the Material Agreements, as applicable, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(zz)	There is no Person acting at the request or on behalf of Bionik US or the Purchaser that is entitled to any brokerage or finder’s fee or other compensation in connection with the transactions contemplated by this Agreement and the Material Agreements.

4.2	Representations and Warranties of Bionik Canada

Bionik Canada represents and warrants to and in favour of Bionik US and Purchaser as follows, and acknowledges that Bionik US and Purchaser are relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)	Bionik Canada is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.

(b)	This Agreement and any other agreements, documents or instruments delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by Bionik Canada and are valid and binding agreements of Bionik Canada enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. Bionik Canada has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(c)	The information in the Memorandum as it relates to Bionik Canada, including, without limitation, any financial statements of Bionik Canada and schedules included therein, as of the date thereof or, if subsequently amended and/or supplemented, as so amended and/or supplemented did not contain any untrue statement of a material fact or omit to state a material fact required or necessary to be stated therein in order to make the statements contained therein with respect to Bionik Canada not misleading.

Article 5
RESALE RESTRICTIONS

5.1	Acknowledgement

The Purchaser understands and acknowledges that the Purchased Shares will be subject to resale restrictions, the terms of which may be endorsed on the certificates representing the Purchased Shares as a printed legend.

5.2	Legend

The Purchaser understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of applicable securities legislation, the certificate representing the Purchased Shares: will bear the following legends in addition to any other legends that may be required to be endorsed thereon:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.”

Article 6
USE OF PERSONAL INFORMATION

6.1	Acknowledgment

The Purchaser acknowledges and consents to the fact Bionik Canada may be required by applicable securities laws to provide regulatory authorities any personal information provided by the Purchaser respecting itself.

6.2	Personal Information

Herein, “Personal Information” means any information about the Purchaser required to be disclosed to a Canadian securities commission or regulatory authority, whether pursuant to a Canadian securities commission or regulatory authority form or a request made by a Canadian securities commission or regulatory authority.

6.3	Notification

The Purchaser has been notified:

(a)	of the delivery to the Ontario Securities Commission (the “OSC”) of information with respect to the Purchaser’s full name, head office address and telephone number, the number and type of securities received, the total value of such securities, the prospectus exemption relied upon by Bionik Canada and the date of distribution (collectively the “Purchaser Information”),

(b)	that the Purchaser Information is being collected indirectly by the OSC under the authority granted to it by the Securities Act (Ontario),

(c)	that the Purchaser Information is being collected for the purposes of the administration and enforcement of the Securities Act (Ontario), and

(d)	that the Administrative Assistant to the Director of Corporate Finance of the OSC can be contacted at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or at 416-593-3684 regarding any questions about the OSC’s indirect collection of the Purchaser Information, and the Purchaser hereby authorizes the indirect collection of the Purchaser Information by the OSC.

Article 7
NOTICES

7.1	Notices

Any notice and other communications required or permitted to be given pursuant to this agreement shall be sufficiently given if delivered in person or if sent by email or facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(i)	In the case of Bionik Canada to the following address:

Bionik Laboratories Inc.

483 Bay Street

Office N105

Toronto, ON M5G 2C9

Attn:                Peter Bloch

Email:               pb@bioniklabs.com

With a copy to (which shall not constitute notice):

Fasken Martineau DuMoulin LLP
333 Bay Street, Suite 2400
Bay Adelaide Centre, Box 20
Toronto, Ontario, Canada M5H 2T6

Attn:                Scott Conover

Facsimile:        416 364 7813

Email:               sconover@fasken.com

With a copy to (which shall not constitute notice):

Ruskin Moscou Faltischek P.C.
East Tower, 15th Floor
RXR Plaza
Uniondale, New York 11556

Attn:                Stephen E. Fox, Esq.
Facsimile:        516 663 6780
Email:               sfox@rmfpc.com

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

Article 8
GENERAL

8.1	Binding Effect

This Agreement shall be binding upon and enure to the benefit of the parties hereto.

8.2	Waiver and Modification

Bionik US, Purchaser and Bionik Canada may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants or agreements herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. No waiver, or consent to the modification of any inaccuracy of any provision of this Agreement constitutes a waiver of or consent to any proceeding, continuing or succeeding inaccuracy of such provision or of any other provision of this Agreement. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

8.3	Assignment

No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

8.4	Costs

Each of the parties hereto shall be responsible for their own costs and charges incurred with respect to the transactions contemplated herein, including all costs and charges incurred prior to the date of this Agreement.

8.5	Time of Essence

Time shall be of the essence of this Agreement.

8.6	Survival

The representations and warranties of each of Bionik US, Purchaser and Bionik Canada contained herein shall survive the execution and delivery of this Agreement.

8.7	Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereto irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

Each of Bionik US, Purchaser and Bionik Canada agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably attorns and submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and Bionik US hereby appoints Bionik Canada at its registered office in the Province of Ontario as attorney for service of process.

8.8	Severability

In the event that any provisions contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, this Agreement shall continue in force with respect to the enforceable provisions and all rights and remedies accrued under the enforceable provisions shall survive any such declaration, and any non-enforceable provision shall, to the extent permitted by law, be replaced by a provision which, being valid, comes closest to the intention underlying the invalid, illegal and unenforceable provision.

8.9	Further Assurances

Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

8.10	Counterparts and Facsimile Copies

This Agreement may be executed in separate counterparts, and all such counterparts when taken together shall constitute one (1) agreement. The parties shall be entitled to rely on delivery of a facsimile copy of the executed Agreement and such facsimile copy shall be legally effective to create a valid and binding Agreement.

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IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

BIONIK LABORATORIES INC.	BIONIK LABORATORIES CORP.

Per:	/s/ Peter Bloch	Per:	/s/ Austin Kibler
	Name: Peter Bloch		Name: Austin Kibler
	Title: CEO		Title: Chief Executive Officer

BIONIK ACQUISITION INC.

Per:	/s/ Peter Bloch
Name: Peter Bloch
Title: CEO

SCHEDULE “A”